Exhibit 99.1

NEWS RELEASE

Atmel Reports Third Quarter 2008 Financial Results
Achieves Highest Gross Profit Margins Since 2001
SAN JOSE, CA, October 29, 2008 . . . Atmel® Corporation (NASDAQ: ATML) today announced financial results for the quarter ended September 30, 2008.
•	GAAP Basis:
o	Revenues of $400.0 Million; Gross Profit Margin of 39.5%; Net Loss of $(4.7) Million, or $(0.01) per diluted share

o	Third Quarter Operating Cash Flows of $67 Million
•	Non-GAAP Basis:
o	Revenues of $400.0 Million; Gross Profit Margin of 39.8%; Net Income of $42.6 Million, or $0.09 per diluted share After Previously Announced One-Time Conversion of European Distributors to Sell-Through Model
On a GAAP basis which includes a one-time reduction of approximately $19.9 million relating to the previously announced conversion of European distributors to a sell-through model from a sell-in model, revenues for the third quarter of 2008 were $400.0 million. As a result, third quarter revenues decreased 5.0% compared to $420.9 million for the second quarter of 2008 and decreased 4.3% compared to $418.1 million for the third quarter of 2007. Net loss for the third quarter of 2008 totaled $(4.7) million or $(0.01) per diluted share. This compares to net loss of $(4.9) million or $(0.01) per diluted share for the second quarter of 2008 and net income of $16.6 million or $0.03 per diluted share for the year-ago quarter.
Excluding the one-time conversion, management estimates third quarter revenues would have decreased 0.2% sequentially and grew 0.4% compared to the year-ago quarter. Management estimates the one-time revenue adjustment and associated margin impact had the effect of reducing net income by $10.0 million or $0.02 per diluted share for the third quarter of 2008 on both a GAAP and non-GAAP basis.
Atmel Corporation • 2325 Orchard Parkway • San Jose CA 95131 • Phone (408) 441-0311 • Fax (408) 487-2600

Non-GAAP net income (including the accounting adjustments for conversion of European distributors to sell-through model) for the third quarter of 2008 totaled $42.6 million or $0.09 per diluted share compared to $17.3 million or $0.04 per diluted share for the second quarter of 2008 and $22.8 million or $0.05 per diluted share for the year-ago quarter. Management estimates non-GAAP net income (excluding the accounting adjustments for conversion of European distributors to sell-through model) for the third quarter of 2008 would have totaled $52.7 million or $0.11 per diluted share.
“Atmel’s significantly improved gross profit margins, the highest achieved in seven years, reflect the substantial improvement of our manufacturing operations as well as the strength of our microcontroller and other core businesses,” said Steven Laub, Atmel’s President and Chief Executive Officer. “During the quarter, we launched a number of new products in our microcontroller business that are receiving strong acceptance from Atmel’s customers, and we anticipate continued market share gains. In addition, we took further steps to enhance the Company’s manufacturing operations with the announced sale of our wafer fab in Germany and restructuring initiatives in France. While further actions are underway, the benefits we are already realizing from Atmel’s transformation are a clear indication that we are making significant progress in unlocking Atmel’s full potential and maximizing shareholder value.”
Gross profit, as a percent of revenue, was 39.5% for the third quarter of 2008. This compares to gross profit of 36.5% for the second quarter of 2008 and 35.6% for the year-ago quarter. The 300 basis points sequential improvement to gross profit was driven primarily by improved manufacturing utilization as a result of the Company’s strategic restructuring initiatives, productivity improvements, and by a stronger mix of higher margin microcontroller and other core products.
Operating loss was $(11.3) million for the third quarter of 2008, or (2.8)% of revenue. This compares to an operating profit of $0.2 million for the second quarter of 2008 and $25.4 million for the third quarter of 2007. Included in the third quarter 2008 operating loss was $41.6 million of charges related to restructuring, asset impairment, acquisition, and grant repayments. Stock-based compensation expense for the third quarter of 2008 was $7.4 million, compared to $6.4 million for the second quarter of 2008 and $4.9 million for the year-ago quarter.
Income tax benefit was $4.1 million for the third quarter of 2008. This compares to an income tax provision of $4.3 million for the second quarter of 2008 and $10.1 million for the third quarter of 2007.
Combined cash balances (cash and cash equivalents plus short-term investments) totaled $420.9 million at the end of the third quarter of 2008, an increase of $45.1 million from the end of the prior quarter and a decrease of $9.0 million from the year-end balance at December 31, 2007. Cash provided from operations totaled approximately $67.0 million for the third quarter of 2008 compared to $50.0 million for the second quarter of 2008 and $45.0 million for the third quarter of 2007.

The Company’s effective average exchange rate in the third quarter of 2008 was $1.54 to the euro, compared to $1.56 to the euro in the second quarter of 2008 and $1.36 to the euro in the year-ago period.
Third Quarter 2008 and Recent Operational Highlights
•	Announced the Sale of the Manufacturing Operation in Heilbronn, Germany to TSH(UK) Limited

•	Initiated Redundancy Plan in France

•	Achieved highest gross profit margin in seven years and 400 basis point improvement since the first quarter of 2008

•	On track to achieve more than $125 million of cost savings from transformation plan in 2008, well in excess of $80 million to $95 million target
Recent Product Highlights
•	Announced New Family of Touch Screen Solutions Enabling Two Touch Gestures for User Interfaces

•	Announced 6-Channel Touch Controller With LED Driver Adding Reliability and Component Reduction

•	ARM Embedded MPU Voted Top Five Microcontroller by 2008 Portable Design China Reader Survey

•	Awarded Common Criteria EAL4+ Certification for Atmel’s Secure 32-bit ARM Microcontroller

•	Introduced a Single-chip Li-ion Battery Management Family Enhancing Battery Life and Safety

•	Introduced World’s First 1.8V 8-Megabit Serial Flash for Low Power Designs
Business Outlook
The Company currently anticipates fourth quarter 2008 revenues will be down 3% to up 3% from the $400.0 million recognized in the third quarter of 2008. Due to the continued actions underway as part of the Company’s transformation plan, Atmel expects to see continued improvement in gross profit margins.
Non-GAAP
Non-GAAP net income excludes charges related to restructuring activities, acquisitions, grant repayments, asset impairment charges (recovery) and stock-based compensation, as well as the loss (gain) on the sale of assets and the income tax effect of these excluded items. A reconciliation of GAAP results to non-GAAP results is included following the financial statements below.
Conference Call
Atmel will hold a teleconference at 2:00 p.m. PT today to discuss the third quarter 2008 financial results. The conference call will be webcast live and can also be monitored by dialing 1-800-374-0405 or 1-706-634-5185. The conference ID number is 70428255 and participants are encouraged to initiate their calls at least 10 minutes in advance of the 2:00 p.m. PT start time to ensure a timely connection. The webcast can be accessed at http://www.atmel.com/ir/ and will be archived for 12 months.

A replay of the October 29, 2008 conference call will be available today at approximately 5:00 p.m. PT and will run for 48 hours. The replay access numbers are 1-800-642-1687 within the U.S. and 1-706-645-9291 for all other locations. The access code is 70428255.
About Atmel
Atmel is a worldwide leader in the design and manufacture of microcontrollers, advanced logic, mixed-signal, nonvolatile memory and radio frequency (RF) components. Leveraging one of the industry’s broadest intellectual property (IP) technology portfolios, Atmel provides the electronics industry with complete system solutions focused on consumer, industrial, security, communications, computing and automotive markets.
Safe Harbor for Forward-Looking Statements
Information in this release regarding Atmel’s forecasts, outlook, expectations and beliefs are forward-looking statements that involve risks and uncertainties. These statements include statements about new product introductions, markets for our products and market share gains, restructuring initiatives, manufacturing optimization, cost savings strategies and future operating and financial performance. All forward-looking statements included in this release are based upon information available to Atmel as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or Company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, the inability to realize the anticipated benefits of our recent strategic transactions, restructuring plans and other initiatives in a timely manner or at all, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, impact of Microchip’s and ON Semiconductor’s unsolicited acquisition proposal and the Company’s response thereto, the market price of our common stock, unfavorable results of legal proceedings and other risks detailed from time to time in Atmel’s SEC reports and filings, including our Form 10-K for the year ended December 31, 2007, filed on February 29, 2008, and our subsequent Form 10-Q reports.

Investor Contact:	Media Contact:
Robert Pursel	Barrett Golden / Sharon Stern
Director of Investor Relations	Joele Frank, Wilkinson Brimmer Katcher
408-487-2677	212-355-4449

Atmel Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	June 30,	December 31,
	2008	2008	2007
Current assets
Cash and cash equivalents	$394,231	$354,003	$374,130
Short-term investments	26,702	21,786	55,817
Accounts receivable, net	220,978	220,956	209,189
Inventories	315,358	336,415	357,301
Current assets held for sale	10,537	—	—
Prepaids and other current assets	83,736	94,215	88,781

Total current assets	1,051,542	1,027,375	1,085,218
Fixed assets, net	407,024	471,569	579,566
Goodwill and intangible assets, net	98,540	109,395	19,552
Non-current assets held for sale	2,357	—	—
Other assets	35,184	42,118	18,417

Total assets	$1,594,647	$1,650,457	$1,702,753

Current liabilities
Current portion of long-term debt	$131,383	$133,654	$142,471
Trade accounts payable	109,976	127,596	191,856
Accrued and other liabilities	225,793	227,225	266,987
Liabilities held for sale	5,368	—	—
Deferred margin on shipments to distributors	39,237	19,541	19,708

Total current liabilities	511,757	508,016	621,022
Long-term debt less current portion	15,304	18,641	20,408
Long-term liabilities held for sale	23,986	—	—
Other long-term liabilities	207,267	245,738	237,844

Total liabilities	758,314	772,395	879,274

Stockholders’ equity	836,333	878,062	823,479

Total liabilities and stockholders’ equity	$1,594,647	$1,650,457	$1,702,753

Atmel Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2008	2008	2007	2008	2007
Net revenues	$400,008	$420,908	$418,097	$1,232,153	$1,213,657

Operating expenses
Cost of revenues	241,999	267,382	269,063	774,564	783,044

Research and development	63,856	68,218	63,609	198,451	200,174

Selling, general and administrative	63,898	68,573	58,518	196,033	184,458

Acquisition-related charges	6,690	6,709	—	17,110	—

Charges for grant repayments	291	292	1,189	464	1,189

Restructuring charges	26,625	8,676	1,386	63,209	528

Loss (gain) on sale of assets	—	810	—	(29,948)	—

Asset impairment charges (recovery)	7,969	—	(1,057)	7,969	(1,057)

Total operating expenses	411,328	420,660	392,708	1,227,852	1,168,336

(Loss) income from operations	(11,320)	248	25,389	4,301	45,321

Interest and other income (expense), net	2,530	(859)	1,299	(3,716)	2,888

(Loss) income before income taxes	(8,790)	(611)	26,688	585	48,209

Income tax benefit (provision)	4,052	(4,296)	(10,135)	(3,442)	(2,038)

Net (loss) income	$(4,738)	$(4,907)	$16,553	$(2,857)	$46,171

Basic net (loss) income per share:

Net (loss) income	$(0.01)	$(0.01)	$0.03	$(0.01)	$0.09

Weighted-average shares used in basic net (loss) income per share calculations	447,013	445,793	485,540	445,826	487,731

Diluted net (loss) income per share:

Net (loss) income	$(0.01)	$(0.01)	$0.03	$(0.01)	$0.09

Weighted-average shares used in diluted net (loss) income per share calculations	447,013	445,793	489,791	445,826	492,747

Atmel Corporation
Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2008	2008	2007	2008	2007
GAAP net (loss) income	$(4,738)	$(4,907)	$16,553	$(2,857)	$46,171

Special items:

Stock-based compensation expense	7,426	6,353	4,893	20,086	11,506
Acquisition-related charges	6,690	6,709	—	17,110	—
Charges for grant repayments	291	292	1,189	464	1,189
Restructuring charges	26,625	8,676	1,386	63,209	528
Loss (gain) on sale of assets	—	810	—	(29,948)	—
Asset impairment charges (recovery)	7,969	—	(1,057)	7,969	(1,057)
Income tax effect of non-GAAP items	(1,653)	(658)	(160)	(2,811)	(300)

Total special items	47,348	22,182	6,251	76,079	11,866

Non-GAAP net income	$42,610	$17,275	$22,804	$73,222	$58,037

Diluted non-GAAP net income per share:
Net income	$0.09	$0.04	$0.05	$0.16	$0.12

Excluding impact of conversion of European distributors to sell through model:

Revenue from conversion of European distributors to sell through model	19,891	—	—	19,891	—
Cost of revenues from conversion of European distributors to sell through model	(9,183)			(9,183)
Income Tax effect from conversion of European distributors to sell through model	(664)	—	—	(664)	—

Total impact from conversion of European distributors to sell through model	10,044	—	—	10,044	—

Non-GAAP net income from conversion of European distributors to sell through model	$52,654	$17,275	$22,804	$83,266	$58,037

Impact of conversion to non-GAAP net income per diluted share	$0.02	$—	$—	$0.02	$—

Non-GAAP net income per diluted share excluding impact of conversion	$0.11	$0.04	$0.05	$0.18	$0.12

Atmel Corporation
Reconciliation of GAAP Gross Profit Margins to Non-GAAP Gross Profit Margins
(In thousands, except percentages)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2008	2008	2007	2008	2007
Net revenues	$400,008	$420,908	$418,097	$1,232,153	$1,213,657
Cost of revenues	241,999	267,382	269,063	774,564	783,044
GAAP gross profit margin percentage	39.5%	36.5%	35.6%	37.1%	35.5%

Stock-based compensation expense in costs of revenues	(1,087)	(984)	(487)	(2,908)	(1,488)
Non-GAAP cost of revenues	240,912	266,398	268,576	771,656	781,556
Non-GAAP gross profit margin percentage	39.8%	36.7%	35.8%	37.4%	35.6%

Atmel Corporation
Supplemental Financial Information (Non-GAAP)
(In thousands, except percentages and per share data)
(Unaudited)

		Including adjustments for	Excluding adjustments for
	As Reported	EU Distributor Conversion	EU Distributor Conversion
	(GAAP)	(Non-GAAP)	(Non-GAAP)
Revenue	$400,008	$400,008	$419,899

Gross Profit	158,009	159,096	169,804
Gross Profit %	39.5%	39.8%	40.4%

Operating Income	(11,320)	37,681	48,389
Operating Income %	-2.8%	9.4%	11.5%

Net Income	(4,738)	42,610	52,654

Net Income %	-1.2%	10.7%	12.5%

Net (loss) income per share	(0.01)	0.09	0.11

Notes to Non-GAAP Financial Measures
To supplement its consolidated financial results presented in accordance with GAAP, Atmel uses non-GAAP financial measures, including non-GAAP gross profit margin, non-GAAP net income and non-GAAP net income per diluted share, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as shown above and described below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Atmel’s operations that, when viewed in conjunction with Atmel’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Atmel’s business and operations.
Atmel uses each of these non-GAAP financial measures for internal purposes and believes that these non-GAAP measures provide meaningful supplemental information regarding operational and financial performance. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes.
Atmel believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, is useful to investors because the non-GAAP financial measures allow investors to see Atmel’s results “through the eyes” of management as these non-GAAP financial measures reflect Atmel’s internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Atmel’s operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Atmel’s operating results in a manner that is focused on the performance of its ongoing operations. In addition, these non-GAAP financial measures facilitate comparisons to Atmel’s historical operating results and to competitors’ operating results.
There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non- GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Atmel’s reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for or superior to the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in above.
As presented in the “Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net Income” tables above, each of the non-GAAP financial measures excludes one or more of the following items:
•	Stock-based compensation expense.
Stock-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Atmel’s control. As a result, management excludes this item from Atmel’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure Atmel’s core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.
•	Acquisition-related charges.
Acquisition-related charges include: (1) in-process research and development, which relates to projects in process as of the acquisition date that have not reached technological feasibility and are immediately expensed, (2) amortization of intangibles, which include acquired intangibles such as customer relationships, backlog, core developed technology, trade name and non-compete agreement, and (3) contingent compensation expense, which include compensation resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions. In most cases, these acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Atmel’s performance after completion of acquisitions, because they are not related to Atmel’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Atmel against the performance of other companies without the variability caused by purchase accounting.
•	Charges for grant repayments.
Grant repayments primarily relate to contractual obligations to repay incentive amounts received from various government entities recorded in prior periods (including interest) as a result of restructuring activity. Atmel excludes these amounts from non-GAAP financial measures primarily because these costs are not incurred on an on-going basis, consistent with restructuring charges and other non-recurring types of charges included in the condensed consolidated statements of operations.
•	Restructuring charges.
Restructuring charges primarily relate to expenses necessary to make infrastructure-related changes to Atmel’s operating costs. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have not historically occurred in each year. Although Atmel has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.
•	Loss (gain) on sale of assets.
Atmel recognizes losses (gains) resulting from the sale of certain non-strategic business assets that no longer align with Atmel’s long-term operating plan. Atmel excludes these items from its non-GAAP financial measures primarily because these losses (gains) are one-time in nature and generally not reflective of the ongoing operating performance of Atmel’s business and can distort the period-over-period comparison.
•	Asset impairment charges (recovery).
Atmel classifies assets as held for sale when certain criteria are met, including when the decision is made to sell the asset. The Company then records an impairment charge (recovery) as the difference between the fair value, less any selling costs, and the carrying value. Management believes that it is appropriate to exclude these charges from Atmel’s non-GAAP financial measures, as it enhances the ability of investors to compare Atmel’s period-over-period operating results from continuing operations.
•	Income tax effect of non-GAAP items.
Atmel adjusts for the income tax effect resulting from the non-GAAP adjustments as described above.
•	Revenue and cost of revenue from conversion of distributors to sell-through revenue model.
In the three months ended September 30, 2008, Atmel converted certain of its distributors in Europe from a “sell-in” revenue recognition model to a “sell through” or “ship and debit” model. This conversion resulted in a one-time reduction in revenue of approximately $19.9 million, and an increase in cost of revenue of approximately $9.2 million, in the three months ended September 30, 2008. Atmel excludes these items from certain of its non-GAAP financial measures primarily because these items are one-time in nature and generally not reflective of the ongoing operating performance of Atmel’s business and can distort the period-over-period comparison.